BONHAMS

Masterworks Gallery, LLC as agent for Masterworks Cayman SPC, acting on behalf of its Gallery Segregated Portfolio
1 World Trade Center
57th Floor
NEW YORK NY 10007

Client no: [***]
(Please quote in all correspondence)

Telephone: [***]
Email: [***]

Thursday 21 May 2026

STATEMENT OF ACCOUNT

Trans date	Auct. no	Description	Reference	Amount US$	Outstanding US$
20 May 2026	31875	20th & 21st Century Art Evening Sale , New York	[***]	381,500.00	381,500.00
21 May 2026	31875	31875/11A Finance Fee	[***]	-29,500.00	-29,500.00
				Total	**US$352,000.00**

Please disregard this reminder if payment has been made.

Payment Details

Bank Transfer
Please quote your Client Number on all transfers to:
[***]
Account name: **[***]**
Account number: **[***]**
Sort code:
International transfer: **Domestic Clients Only, use Federal Routing [***]; International Clients Only, use Swift Code: [***]**

If you have received your statement by email it is recommended you verify the bank details shown by viewing our online catalogue for the sale which includes the information.